SECRETARY OF STATE
                                     [SEAL]
                                STATE OF NEVADA


                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that POWER DIRECT TECH.COM did on February 19, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on February 19, 1999.

[SEAL]

                    /s/ Dean Heller
                    -----------------------------
                    Secretary of State


                    By /s/ Denise A. Bates
                    -----------------------------
                    Certification Clerk



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